EXHIBIT 4.4

THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.  THE HOLDER HEREOF AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR (A) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (B) IN COMPLIANCE WITH RULE 144 UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (C) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, PROVIDED THE HOLDER HAS FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING TO SUCH EFFECT REASONABLY SATISFACTORY TO THE CORPORATION.  HEDGING TRANSACTIONS INVOLVING THESE SECURITIES OR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

THE SECURITIES REPRESENTED HEREBY MAY NOT BE EXERCISED BY OR ON BEHALF OF A “U.S. PERSON,” AS SUCH TERM IS DEFINED IN REGULATION S UNDER THE SECURITIES ACT (A “U.S. PERSON”), OR A PERSON IN THE UNITED STATES UNLESS REGISTERED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

No. ____

WARRANT CERTIFICATE

Right to Purchase

_________ Shares of Common Stock

WARRANT TO PURCHASE SHARES OF COMMON STOCK OF

NAVA RESOURCES INC.

INCORPORATED UNDER THE LAWS OF NEVADA

On the terms hereof, this is to certify that FOR VALUE RECEIVED, _____________________, of ______________________, being the registered holder (the “Holder”) of the warrants represented hereby (the “Warrants”), has the right to purchase at any time and from time to time, up to and including 4 p.m. (Vancouver time) on June 1, 2009 (the “Expiry Time”), ________________________________ fully paid and non-assessable shares of common stock (the “Shares”) par value of $0.00001 in the capital of Nava Resources Inc. (the “Corporation”) as constituted on the date hereof at a purchase price of US$0.20 per Share (the “Exercise Price”), subject to adjustment as hereinafter set forth.

The Corporation agrees that the Shares so purchased shall be and be deemed to be issued to the Holder as of the close of business on the date on which this warrant certificate (“Warrant Certificate”) shall have been surrendered and payment made for such Shares as aforesaid.

Nothing contained herein shall confer any right upon the Holder to subscribe for or purchase any shares of common stock of the Corporation at any time after the Expiry Time, and from and after the Expiry Time, this Warrant and all rights hereunder shall be void and of no value.

The above provisions are, however, subject to the following:

SECTION 1. - In the event the Holder desires to exercise the right conferred hereby to purchase Shares, the Holder shall at or before the Expiry Time: (a) duly complete, execute and deliver to the Corporation a Subscription Form for such shares in the form annexed hereto, together with any additional documentation required thereby, (b) surrender this Warrant Certificate to the Corporation at the address of the Corporation indicated in Section 16 hereof, and (c) pay the aggregate Exercise Price in respect of the Shares subscribed for either in cash, by bank draft or by certified cheque payable to the Corporation.  Upon such delivery, surrender and payment as aforesaid and subject to the provisions hereof, the Holder shall be deemed for all purposes to be a stockholder of record of the number of shares of common stock in the capital of the Corporation to be so issued and the Holder shall be entitled to delivery of a certificate or certificates evidencing such shares (which certificates, as well as all certificates issued in exchange for or in substitution thereof, shall bear any applicable restrictive legends) and the Corporation shall cause such certificate or certificates to be delivered to the Holder at the address specified in said Subscription Form within ten days of said surrender and payment as aforesaid.

For purposes of complying with applicable securities laws, the Holder understands and acknowledges that upon the issuance of the Shares, all the certificates representing such securities, as well as all certificates issued in exchange for or in substitution of the foregoing securities, shall bear the following legends:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.  THE HOLDER HEREOF AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR (A) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (B) IN COMPLIANCE WITH RULE 144 UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (C) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, PROVIDED THE HOLDER HAS FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING TO SUCH EFFECT REASONABLY SATISFACTORY TO THE CORPORATION.  HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

In the event the Holder is resident in Canada, the Corporation may also place the following Canadian legend on the certificate representing the Shares:

UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATIONS, THE HOLDER OF THIS SECURITY MUST NOT TRADE THIS SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) THE DATE THIS SECURITY IS DISTRIBUTED, AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY OF CANADA.

This Warrant may not be exercised in the United States or by or on behalf of a U.S. Person, unless an exemption from registration is available under the Securities Act and any applicable state securities laws and the Corporation has received an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Corporation to such effect.

SECTION 2. - The right to purchase the Shares conferred hereby may be exercised in whole or in part.  In the event that prior to the Expiry Time the Holder subscribes for and purchases any number of Shares which is less than the total number of Shares referred to in this Warrant Certificate, the Holder shall present the original of this Warrant Certificate to the Corporation and the Holder will be entitled to receive a further Warrant Certificate in respect of the Shares referred to in this Warrant Certificate but not subscribed for.

SECTION 3. – This Warrant is non-transferable without the prior consent of the Corporation.

SECTION 4. - This Warrant Certificate may be exchanged for Warrant Certificates in any other denomination representing in the aggregate the same number of Shares.  The Holder may exercise this right by surrendering this Warrant Certificate, together with a written direction, to the Corporation at the address of the Corporation indicated in Section 16 below and the Corporation shall cause the new Warrant Certificates to be delivered to the Holder at the address specified in such direction within ten days of said surrender as aforesaid.

SECTION 5. - In case this Warrant Certificate shall become mutilated or be lost, destroyed or stolen, the Corporation shall, upon the Holder complying with this Section 5, issue and deliver a new Warrant Certificate of like date and tenor in exchange for and in place of the one mutilated, lost, destroyed or stolen and upon surrender and cancellation of such mutilated Warrant Certificate or in substitution for such lost, destroyed or stolen Warrant Certificate.  The applicant for the issue of a new Warrant Certificate pursuant to this Section 5 shall bear the cost of the issue thereof and in case of loss, destruction or theft shall, as a condition precedent to the issue thereof, furnish to the Corporation such evidence of ownership and of the loss, destruction or theft of the Warrant Certificate so lost, destroyed or stolen as shall be reasonably satisfactory to the Corporation and such applicant may be required to furnish an indemnity in amount and form satisfactory to the Corporation.

SECTION 6. - The holding of this Warrant shall not constitute the Holder a stockholder of the Corporation nor entitle the Holder to any right or interest in respect thereof except as herein expressly provided.

SECTION 7. - The Corporation represents and warrants that it is duly authorized to create and issue this Warrant and this Warrant is a valid and enforceable obligation of the Corporation in accordance with the terms hereof.

The Corporation covenants and agrees that it will cause the Shares subscribed for and purchased in the manner herein provided and the certificate or certificates evidencing such Shares to be duly issued and that, at all times prior to the Expiry Time, it shall reserve and there shall remain unissued out of its authorized capital a sufficient number of shares of common stock to satisfy the right of purchase herein provided for. All Shares which shall be issued upon the exercise of the right of purchase herein provided for, upon payment therefor of the aggregate Exercise Price for such Shares, shall be and be deemed to be fully paid and non-assessable and the Holder shall not be liable to the Corporation or its creditors in respect thereof.

SECTION 8. - In Section 8 and Section 9:

“Equity Shares” means the Shares and any shares of any class or series of the Corporation which may from time to time be authorized for issue if by their terms such shares confer on the holders thereof the right to participate in the distribution of assets upon the voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation beyond a fixed sum or a fixed sum plus accrued dividends; and

“Current Market Price” of the shares of common stock at any date means the weighted average price per share at which such shares have traded on such stock exchange or automated quotation system on which the shares of common stock are listed or quoted as may be selected by the directors of the Corporation during any 20 consecutive trading days ending not more than 5 days immediately preceding such date.  In the event such shares are not listed on any stock exchange or quoted on an automated quotation system, the Current Market Price of the shares of common stock shall be determined by the directors acting reasonably and in good faith.

If at any time prior to the Expiry Time and while this Warrant is outstanding there shall be a reclassification of the shares of common stock outstanding at any time or a change of the shares of common stock into other shares or securities, or any other capital reorganization except as described in Section 9, or a consolidation, amalgamation or merger of the Corporation with or into any other corporation (other than a consolidation, amalgamation or merger which does not result in any reclassification of the outstanding shares of common stock or a change of the shares of common stock into other shares or securities), or a transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another corporation or other entity (any of such events being called a “Capital Reorganization”), should the Holder exercise thereafter its right to purchase Shares hereunder, the Holder shall be entitled to receive, and shall accept for the same aggregate consideration, in lieu of the number of Shares to which it was theretofore entitled upon the exercise of the right to purchase Shares hereunder, the kind and amount of shares or other securities or property which the Holder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, it had been the registered holder of the number of shares of common stock to which it was theretofore entitled upon such exercise.

If at any time prior to the Expiry Time and while this Warrant is outstanding any adjustment in the Exercise Price shall occur as a result of:

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an event referred to in Subsection 9(a); or

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the fixing by the Corporation of a record date for an event referred to in Subsection 9(b),

then the number of Shares purchasable upon any subsequent exercise of this Warrant shall be simultaneously adjusted by multiplying the number of Shares purchasable upon the exercise of this Warrant immediately prior to such adjustment by a fraction which shall be the reciprocal of the fraction employed in the adjustment of the Exercise Price.  To the extent that any adjustment in subscription rights occurs pursuant to this Section 8 as a result of a distribution of exchangeable or convertible securities referred to in Subsection 9(a)(iii) other than Equity Shares or as a result of the fixing by the Corporation of a record date for the distribution of rights, options or warrants referred to in Subsection 9(b), the number of Shares purchasable upon the exercise of the Warrant shall be readjusted immediately after the expiration of any relevant exchange, conversion or exercise right to the number of shares of common stock which would be purchasable based upon the number of shares of common stock actually issued and remaining issuable immediately after such expiration, and shall be further readjusted in such manner upon expiration of any further such right.

SECTION 9. - The Exercise Price in effect at any date shall be subject to adjustment from time to time as follows:

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If and whenever at any time prior to the Expiry Time and while this Warrant is outstanding, the Corporation shall:

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subdivide the outstanding shares of common stock into a greater number of shares of common stock,

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consolidate the outstanding shares of common stock into a lesser number of shares of common stock, or

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make any distribution, other than by way of a dividend in the ordinary course, to the holders of all or substantially all of the outstanding shares of common stock payable in shares of common stock or securities exchangeable for or convertible into shares of common stock,

(any of such events being called a “Common Stock Reorganization”), the Exercise Price shall be adjusted effective after the effective date or record date, as the case may be, on which the holders of shares of common stock are determined for the purpose of the Common Stock Reorganization by multiplying the Exercise Price in effect immediately prior to such effective date or record date by a fraction, the numerator of which shall be the number of shares of common stock of the Corporation outstanding on such effective date or record date before giving effect to such Common Stock Reorganization and the denominator of which shall be the number of shares of common stock outstanding immediately after giving effect to such Common Stock Reorganization including, in the case where securities exchangeable for or convertible into shares of common stock are distributed, the number of shares of common stock that would have been outstanding had all such securities been exchanged for or converted into shares of common stock on such record date.  For purposes of this Subsection 9(a), “dividend in the ordinary course” means dividends having a value which does not exceed, in the aggregate, the greater of (i) 50% of the retained earnings of the Corporation as at the end of its immediately preceding fiscal year; and (ii) 100% of the aggregate consolidated net income of the Corporation determined before computation of extraordinary or unusual items, for its immediately preceding fiscal year.

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If and whenever at any time prior to the Expiry Time and while this Warrant is outstanding, the Corporation shall fix a record date for the issue of rights, options or warrants to all or substantially all of the holders of its outstanding shares of common stock under which such holders are entitled, during a period expiring not more than ninety days after the record date for such issue, to subscribe for or purchase shares of common stock at a price per share or having a conversion or exchange price per share less than 95% of the Current Market Price per share of common stock on such record date, the Exercise Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction, the numerator of which shall be the total number of shares of common stock outstanding on such record date plus a number equal to the number arrived at by dividing the aggregate price of the total number of additional shares of common stock offered for subscription or purchase, or the aggregate conversion or exchange price of the convertible securities so offered, by such Current Market Price per share of common stock, and of which the denominator shall be the total number of shares of common stock outstanding on such record date plus the total number of additional shares of common stock offered for subscription or purchase (or into which the convertible securities so offered are convertible or exchangeable).  Any shares of common stock owned by or held for the account of the Corporation or any subsidiary of the Corporation shall be deemed not to be outstanding for the purpose of any such computation.  To the extent that any adjustment in the Exercise Price occurs pursuant to this Subsection 9(b) as a result of the fixing by the Corporation of a record date for the distribution of rights, options or warrants referred to in this Subsection 9(b), the Exercise Price shall be readjusted immediately after the expiration of any relevant exchange, conversion or exercise right to the Exercise Price which would then be in effect based upon the number of shares of common stock actually issued and remaining issuable after such expiration, and shall be further readjusted in such manner upon expiration of any further such right.

SECTION 10. - In any case in which it shall be required that an adjustment shall become effective immediately after a record date for an event referred to herein, the Corporation may defer, until the occurrence of such event,

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issuing to the Holder, if the Warrant is exercised after such record date and before the occurrence of such event (the date of such exercise being herein referred to as the “Exercise Date”), the additional Shares issuable upon such exercise by reason of the adjustment required by such event, and

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delivering to the Holder any distributions declared with respect to such additional Shares after such Exercise Date and before such event,

provided, however, that the Corporation shall deliver to the Holder an appropriate instrument evidencing its right, upon the occurrence of the event requiring the adjustment, to an adjustment in the Exercise Price or the number of Shares purchasable upon exercise of this Warrant and to such distributions declared with respect to any such additional Shares issuable on the exercise of this Warrant.

The adjustments provided for herein are cumulative; shall, in the case of adjustments to the Exercise Price, be computed to the nearest one-tenth of one cent; and shall apply (without duplication) to successive subdivisions, consolidations, distributions, issuances or other events resulting in any adjustment under the provisions hereof provided that, notwithstanding any other provision hereof, no adjustment of the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Exercise Price then in effect and no adjustment shall be made in the number of Shares purchasable on the exercise of the Warrant unless it would result in a change of at least one-hundredth of a Share (provided, however, that any adjustments which by reason of this Section 10 are not required to be made shall be carried forward and taken into account in any subsequent adjustment).

In the event of any question arising with respect to the adjustments provided for herein such question shall be conclusively determined by a firm of chartered accountants (who may be the Corporation’s auditors) appointed by the Corporation; such accountants shall have access to all necessary records of the Corporation and such determination shall, in the absence of manifest error, be binding upon the Corporation and the Holder.

In case the Corporation after the date of this Warrant shall take any action affecting the shares of common stock, other than an action described herein, which in the opinion of the directors of the Corporation would materially affect the rights of the Holder, the Exercise Price and/or the number of Shares purchasable upon exercise of this Warrant shall be adjusted at such time, by action by the directors, in their discretion as they may determine to be equitable in the circumstances.  Failure of the directors to make an adjustment in accordance with this Section 10 shall be conclusive evidence that the directors have determined that it is equitable to make no adjustment in the circumstances.

If the Corporation shall set a record date to determine the holders of the shares of common stock for the purpose of entitling them to receive any issue or distribution or for the issue of any rights, options or warrants and shall thereafter and before such distribution or issue to such stockholders legally abandon its plan to make such distribution or issue, then no adjustment in the Exercise Price or the number of Shares purchasable upon exercise of this Warrant shall be required by reason of the setting of such record date.

In the absence of a resolution of the directors fixing a record date for any of the events referred to in Subsection 9(b), the Corporation shall be deemed to have fixed as the record date therefor the date on which any of such events is effected.

SECTION 11. - As a condition precedent to the taking of any action which would require an adjustment pursuant to Sections 8 or 9, the Corporation shall take any action which may, in the opinion of counsel, be necessary in order that the Corporation may validly and legally issue as fully paid and non-assessable all the Shares to which Holder is entitled to receive on the full exercise hereof in accordance with the provisions hereof.

SECTION 12. - At least ten days prior to the effective date or record date, as the case may be, of  any event which, if implemented, will require an adjustment in any of the subscription rights pursuant to this Warrant, including the Exercise Price and the number of Shares which are purchasable upon the exercise hereof, the Corporation shall give notice to the Holder of the particulars of such event and, if determinable and applicable, the required or anticipated adjustment and the computation of such adjustment.

In case any adjustment for which a notice in this Section 12 has been given is not then determinable, the Corporation shall promptly after such adjustment is determinable give notice to the Holder of the adjustment and the computation of such adjustment.

SECTION 13. - The Corporation covenants and agrees that at the expense of the Holder, it will do, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such other acts, deeds and assurances as the Holder shall reasonably require for the better accomplishing and completion of the intentions and provisions of this Warrant.

SECTION 14. - Time shall be of the essence hereof.

SECTION 15. - This Warrant, any amendment, addendum, exhibit, supplement or other document relating hereto, and any and all disputes arising herefrom or related hereto, shall be governed by and construed in accordance with the internal laws of the State of Nevada without reference to its principles governing the choice or conflict of laws.

SECTION 16. - Any notice required or permitted to be given hereunder shall be in writing and may be given by delivery or by facsimile transmission of same addressed as follow:

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if to the Corporation:   #206 – 2306 McCallum Road, Abbotsford, BC, V2S 3P4

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if to the Holder, at the address shown on the first page of this Warrant Certificate.

Any notice aforesaid shall, if delivered, be deemed to have been given and received on the date on which it was delivered to the address provided herein (if a business day, and if not, on the next succeeding business day) and if sent by facsimile transmission be deemed to have been given and received at the time of receipt unless actually received after 5:00 p.m. at the point of delivery in which case it shall be deemed to have been given and received on the next business day.  Any of such parties may change its address for service from time to time by notice given in accordance with the foregoing.

SECTION 17. - This Warrant shall enure to the benefit of the Holder and its successors and assigns and be binding upon the Corporation and its successors.

IN WITNESS WHEREOF Nava Resources Inc. has caused this Warrant Certificate to be signed by a duly authorized signatory as of the 1st day of June, 2007.

NAVA RESOURCES INC.

By:_________________________________

Authorized Signatory

SUBSCRIPTION FORM

TO:

NAVA RESOURCES INC.

The undersigned holder of the within warrant (the “Warrant”) hereby subscribes for _____________ shares of common stock (the “Shares”) of Nava Resources Inc. (the “Corporation”) referred to in the Warrant according to the conditions thereof and herewith makes payment of the purchase price for the said number of Shares, in the aggregate amount of $________________.

The undersigned represents, warrants and certifies that the representations and warranties contained in the Subscription Agreement in respect of which the Warrants were issued to the undersigned are true and correct on the date hereof and continue to apply to the undersigned, and as follows (only one of the following must be checked):

A.☐

The undersigned holder (a) at the time of exercise of the Warrant is not in the United States, (b) is not a “U.S. person” (a “U.S. Person”), as such term is defined in Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and is not exercising such securities on behalf of a U.S. Person or a person in the United States, and (c) did not execute or deliver the exercise form for such securities while in the United States; or

B.☐

The undersigned holder has furnished a written opinion of counsel of recognized standing in form and substance satisfactory to the Corporation to the effect that an exemption from the registration requirements of the Securities Act and applicable state securities laws is available for the issuance of the Shares. (Please contact the Corporation for additional information on this option).

The undersigned holder further understands and agrees that if Box A above is checked, it will not engage in hedging transactions involving the Shares unless in compliance with the Securities Act.

The undersigned hereby directs that the Shares hereby subscribed for be issued and delivered as follows:

Name in Full	Address in Full	Number of Shares

 (Please state full names in which stock certificates are to be issued, stating whether Mr., Mrs., Ms. or Miss is applicable.  If any of the Shares are to be issued to a person other than the Holder, the Holder must pay to the Corporation all eligible transfer taxes and/or fees)

Dated this ________ day of __________________, 20___.

_______________________________

__________________________

Witness

Signature of Holder or Assignee

Address of Holder or Assignee

Instructions For Subscription

The above subscription form is to be signed by the Holder.  The signature to the subscription as signed by the Holder must correspond in every particular with the name written upon the face of this Warrant Certificate.

The above subscription form must be signed and accompanied by payment of the subscription price specified in the Warrant by cash, certified cheque or bank draft payable to the Corporation at par and must be surrendered at the office of the Corporation, at which time the right to subscribe will expire.

No fractional Shares will be issued.

Upon surrender and payment and otherwise subject to the terms of the Warrant, the Corporation will issue to the person named in the subscription form the number of Shares subscribed for and within ten days, deliver to such person at the address specified in the subscription form a certificate evidencing the Shares subscribed for.  If the Holder subscribes for a lesser number of Shares than the number of Shares referred to in this Warrant, the Holder will be entitled to receive a further Warrant Certificate in respect of the Shares referred to in this Warrant Certificate but not subscribed for.  All certificates representing the foregoing securities shall bear any applicable restrictive legends.

If Box B is checked, any opinion tendered to the Corporation must be in form and substance reasonably satisfactory to the Corporation.  Holders planning to deliver an opinion of counsel in connection with the exercise of Warrants should contact the Corporation in advance to determine whether any opinions to be tendered \will be acceptable to the Corporation.